Filed pursuant to Rule 424(b)(5)
Registration No. 333-275219

Prospectus Supplement

(To Prospectus Dated October 30, 2023)

$300,000,000

Common Stock

This prospectus supplement and accompanying prospectus relate to the offer and sale from time to time of shares of our common stock, par value $0.01 per share, having an aggregate offering price of up to $300,000,000. The shares of our common stock to which this prospectus supplement relates will be offered over a period of time and from time to time through Cantor Fitzgerald & Co., Compass Point Research & Trading, LLC, Imperial Capital, LLC, JonesTrading Institutional Services LLC, Noble Capital Markets, Inc., Northland Securities, Inc., StoneX Financial Inc., Virtu Americas LLC, and Wedbush Securities Inc., each of which we refer to as an agent and together as the agents.

Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “GEO.” On December 27, the last reported sale price of our common stock on the NYSE was $11.15 per share.

Sales of shares of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in negotiated transactions or transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on the New York Stock Exchange or sales made to or through a market maker other than on an exchange. The agents will make all sales using commercially reasonable efforts consistent with their normal trading and sales practices, on mutually agreed terms between the agents and us.

Each agent will receive from us a commission of up to 2.00% of the gross sales price of all shares of our common stock sold through it under an equity distribution agreement. In connection with the sale of the shares of our common stock on our behalf, each agent may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended, and the compensation of the agents may be deemed to be underwriting commissions or discounts. The net proceeds we receive from the sale of the shares of our common stock to which this prospectus supplement relates will be the gross proceeds received from such sales less the commissions and any other costs we may incur in offering the shares.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-10 of this prospectus supplement and page 9 of the accompanying prospectus.

Neither the Securities and Exchange Commission, any state securities commission, nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement and the prospectus to which it relates. Any representation to the contrary is a criminal offense.

Cantor
Compass Point
Imperial Capital
JonesTrading
Noble Capital Markets
Northland Capital Markets
StoneX Financial Inc.
Virtu Financial
Wedbush Securities

The date of this prospectus supplement is December 28, 2023.

Prospectus

We have not authorized anyone to provide any information or to make any representation other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus that we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein or any free writing prospectus is accurate as of any date other than the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed since that date.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which adds, updates and changes information contained in the accompanying prospectus and the information incorporated by reference. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering of common stock. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document incorporated by reference, the information in this prospectus supplement shall control.

When used in this prospectus supplement, the terms the “Company,” “The GEO Group, Inc.,” “GEO,” “we,” “our” and “us” refer to The GEO Group, Inc. and its consolidated subsidiaries, unless otherwise specified.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission, which we refer to as the SEC, a “shelf” registration statement under the Securities Act on Form S-3 that registers the distribution of the securities offered hereby. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities being offered. This prospectus supplement and the accompanying prospectus, which forms part of the registration statement, omits certain of the information contained in the registration statement in accordance with the rules and regulations of the SEC. Reference is hereby made to the registration statement and related exhibits for further information with respect to us and the securities offered hereby. Statements contained in this prospectus supplement concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can find our SEC filings at the SEC’s website at www.sec.gov. Our SEC filings are also available free of charge at our website, investors.geogroup.com under the “News, Events and Reports – SEC Filings” tab. The information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider it a part of this prospectus supplement or the accompanying prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein contain “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). “Forward-looking” statements are any statements that are not based on historical information. All statements other than statements of historical facts included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein, including, without limitation, statements regarding our future financial position and results of operations, business strategy, budgets, projected costs and plans and objectives of management for future operations, legal proceedings, our corporate structure and potential steps to address our future debt maturities, are “forward-looking” statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate” or “continue” or the negative of such words or variations of such words and similar expressions. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements and we can give no assurance that such forward-looking statements will prove to be correct. The forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus are made only as of the dates of the respective documents, and we do not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances. Important factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements, or “cautionary statements,” include, but are not limited to:

•	our ability to timely build and/or open facilities as planned, successfully manage such facilities and successfully integrate such facilities into our operations without substantial additional costs;

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our ability to estimate the government’s level of utilization of public-private partnerships for secure services and the impact of any modifications or reductions by our government customers of their utilization of public-private partnerships;

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our ability to accurately project the size and growth of public-private partnerships for secure services in the U.S. and internationally and our ability to capitalize on opportunities for public-private partnerships;

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our ability to successfully respond to any challenges or concerns that our government customers may raise regarding their use of public-private partnerships for secure services, including finding other government customers or alternative uses for facilities where a government customer has discontinued or announced that a contract with us will be discontinued;

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the impact of adopted or proposed executive action or legislation aimed at limiting public-private partnerships for secure facilities, processing centers and community reentry centers or limiting or restricting the business and operations of financial institutions or others who do business with us;

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changes in government policy (including with respect to the United States Department of Justice (“DOJ”) potentially not renewing contracts as a result of President Biden’s Executive Order on Reforming Our Incarceration System to Eliminate the Use of Privately Operated Criminal Detention Facilities as two agencies of the DOJ, the United States Federal Bureau of Prisons and the United States Marshals Service, utilize our services), legislation and regulations that affect utilization of the private sector for corrections, detention, and residential reentry services, in general, or our business, in particular, including, but not limited to, the continued utilization of our correctional and detention facilities by the federal government, and the impact of any changes to immigration reform and sentencing laws;

•	our ability to successfully respond to delays encountered by states pursuing public-private partnerships for secure services and cost savings initiatives implemented by a number of states;

•	our ability to activate the inactive beds at our idle facilities;

•	our ability to maintain or increase occupancy rates at our facilities and the impact of fluctuations in occupancy levels on our revenues and profitability;

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the impact of our termination of our REIT (as defined below) election and the discontinuation of quarterly dividend payments and our ability to maximize the use of cash flows to repay debt, deleverage and internally fund growth;

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we may fail to realize the anticipated benefits of terminating our REIT election or those benefits may take longer to realize than expected, if at all, or may not offset the costs of terminating our REIT election and becoming a taxable C corporation;

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if the Internal Revenue Service (the “IRS”) were to determine that we failed to remain qualified as a REIT for those years we elected REIT status, we would be subject to additional federal income taxes, interest and potentially penalties;

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our ability to expand, diversify and grow our secure services, reentry, community-based services, monitoring services, evidence-based supervision and treatment programs and secure transportation services businesses;

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our ability to win management contracts for which we have submitted proposals, retain existing management contracts, prevail in any challenge or protest involving the award of a management contract and meet any performance standards required by such management contracts;

•	our ability to raise new project development capital given the often short-term nature of the customers’ commitment to use newly developed facilities;

•	our ability to develop long-term earnings visibility;

•	our ability to successfully conduct our operations in the United Kingdom and South Africa through joint ventures;

•	the impact of the LIBOR transition;

•	the instability of foreign exchange rates, exposing us to currency risks in Australia, the United Kingdom, and South Africa, or other countries in which we may choose to conduct our business;

•	an increase in unreimbursed labor rates;

•	our exposure to rising medical costs;

•	our ability to manage costs and expenses relating to ongoing litigation arising from our operations;

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our ability to successfully pursue an appeal to reverse the recent unfavorable verdict and judgments in the retrial of the lawsuits in the State of Washington, our company being required to record an accrual for the judgments in the future, and our ability to defend similar other pending litigation and the effect such litigation may have on our company;

•	our ability to accurately estimate on an annual basis, loss reserves related to general liability, workers’ compensation and automobile liability claims;

•	our ability to fulfill our debt service obligations and its impact on our liquidity;

•	our ability to deleverage and repay, refinance or otherwise address our debt maturities in an amount or on the timeline we expect, or at all;

•	despite current indebtedness levels, we may still incur more indebtedness, which could further exacerbate the risks relating to our indebtedness;

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the covenants in the indentures governing the Convertible Notes, the 6.00% Senior Notes due 2026, the 5.875% Senior Notes due 2024, the 2028 Registered Notes and the 2028 Private Exchange Notes, and the Exchange Credit Agreement impose significant operating and financial restrictions which may adversely affect our ability to operate our business;

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servicing our indebtedness will require a significant amount of cash and our ability to generate cash depends on many factors beyond our control and we may not be able to generate the cash required to service our indebtedness;

•	because portions of our senior indebtedness have floating interest rates, an increase in interest rates would adversely affect cash flows;

•	we depend on distributions from our subsidiaries to make payments on our indebtedness, and these distributions may not be made;

•	we may not be able to satisfy our repurchase obligations in the event of a change of control because the terms of our indebtedness or lack of funds may prevent us from doing so;

•	the conditional exchange feature of the 6.5% Exchangeable Senior Notes, if triggered, may adversely affect our financial condition;

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the second lien notes and the related guarantees are effectively subordinated to our and our subsidiary guarantors’ current senior secured indebtedness and structurally subordinated to the indebtedness of our subsidiaries that do not guarantee the second lien notes;

•	it may be difficult to realize the value of the collateral securing the second lien notes and related guarantees;

•	our ability to identify and successfully complete any potential sales of additional Company-owned assets and businesses in commercially advantageous terms on a timely basis, or at all;

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from time to time, we may not have a management contract with a client to operate existing beds at a facility or new beds at a facility that we are expanding, and we cannot assure you that such a contract will be obtained. Failure to obtain a management contract for these beds will subject us to carrying costs with no corresponding management revenue;

•	negative conditions in the capital markets could prevent us from obtaining future financing on desirable terms, which could materially harm our business;

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we are subject to the loss of our facility management contracts, due to executive orders, terminations, non-renewals or competitive re-bids, which could adversely affect our results of operations and liquidity, including our ability to secure new facility management contracts from other government customers;

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our growth depends on our ability to secure contracts to develop and manage new secure facilities, processing centers and community based facilities and to secure contracts to provide electronic monitoring services, community-based reentry services and monitoring and supervision services, the demand for which is outside our control;

•	we may not be able to meet state requirements for capital investment or locate land for the development of new facilities, which could adversely affect our results of operations and future growth;

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we partner with a limited number of governmental customers who account for a significant portion of our revenues. The loss of, or a significant decrease in revenues from, these customers could seriously harm our financial condition and results of operations;

•	State budgetary constraints may have a material adverse impact on us;

•	competition for contracts may adversely affect the profitability of our business;

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we are dependent on government appropriations, which may not be made on a timely basis or at all and may be adversely impacted by budgetary constraints at the federal, state, local and foreign government levels;

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public and political resistance to the use of public-private partnerships for secure facilities, electronic monitoring and supervision as alternatives to detention, processing centers and community reentry centers could result in our inability to obtain new contracts or the loss of existing contracts, impact our ability to obtain or refinance debt financing or enter into commercial arrangements, which could have a material adverse effect on our business, financial condition, results of operations and the market price of our securities;

•	adverse publicity may negatively impact our ability to retain existing contracts and obtain new contracts;

•	we may incur significant start-up and operating costs on new contracts before receiving related revenues, which may impact our cash flows and may not be recouped;

•	failure to comply with extensive government regulation and applicable contractual requirements could have a material adverse effect on our business, financial condition or results of operations;

•	we may face community opposition to facility locations, which may adversely affect our ability to obtain new contracts;

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our business operations expose us to various liabilities for which we may not have adequate insurance and may have a material adverse effect on our business, financial condition or results of operations;

•	we may not be able to obtain or maintain the insurance levels required by our government contracts;

•	our exposure to rising general insurance costs;

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natural disasters, pandemic outbreaks, global political events and other serious catastrophic events could disrupt operations and otherwise materially adversely affect our business and financial condition;

•	our international operations expose us to risks that could materially adversely affect our financial condition and results of operations;

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we conduct certain of our operations through joint ventures or consortiums, which may lead to disagreements with our joint venture partners or business partners and adversely affect our interest in the joint ventures or consortiums;

•	we are dependent upon our senior management and our ability to attract and retain sufficient qualified personnel;

•	our profitability may be materially adversely affected by inflation;

•	various risks associated with the ownership of real estate may increase costs, expose us to uninsured losses and adversely affect our financial condition and results of operations;

•	risks related to facility construction and development activities may increase our costs related to such activities;

•	the rising cost and increasing difficulty of obtaining adequate levels of surety credit on favorable terms could adversely affect our operating results;

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rising labor costs, decreased availability of labor and/or adverse developments in our relationship with our employees could adversely affect our business, financial condition or results of operations;

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technological changes could cause our electronic monitoring products and technology, including our recently launched BI VeriWatch™ wrist-worn device, to become obsolete or require the redesign of our electronic monitoring products, which could have a material adverse effect on our business;

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any negative changes in the level of acceptance of or resistance to the use of electronic monitoring products, including our recently launched BI VeriWatch™ wrist-worn device, and services by governmental customers could have a material adverse effect on our business, financial condition and results of operations;

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we depend on a limited number of third parties to manufacture and supply quality infrastructure components for our electronic monitoring products. If our suppliers cannot provide the components or services we require in a timely manner and/or with such quality as we expect, our ability to market and sell our electronic monitoring products and services could be harmed;

•	the interruption, delay or failure of the provision of our services or information systems could adversely affect our business;

•	an inability to acquire, protect or maintain our intellectual property and patents in the electronic monitoring space could harm our ability to compete or grow;

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our electronic monitoring products could infringe on the intellectual property rights of others, which may lead to litigation that could itself be costly, could result in the payment of substantial damages or royalties, and/or prevent us from using technology that is essential to our products;

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we license intellectual property rights in the electronic monitoring space, including patents, from third party owners. If such owners do not properly maintain or enforce the intellectual property underlying such licenses, our competitive position and business prospects could be harmed. Our licensors may also seek to terminate our license;

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we may be subject to costly product liability claims from the use of our electronic monitoring products, which could damage our reputation, impair the marketability of our products and services and force us to pay costs and damages that may not be covered by adequate insurance;

•	our ability to identify suitable acquisitions or dispositions, and to successfully complete such acquisitions or dispositions;

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as a result of our acquisitions, we have recorded and will continue to record a significant amount of goodwill and other intangible assets. In the future, our goodwill or other intangible assets may become impaired, which could result in material non-cash charges to our results of operations;

•	we are subject to risks related to corporate social responsibility;

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the market price of our common stock may vary substantially. If the market price of our common stock were to decline further in the future at a specific measurement time period that impacts our public float calculation, we could potentially lose our status as a well-known seasoned issuer and/or large accelerated filer;

•	future sales of shares of our common stock or securities convertible into common stock could adversely affect the market price of our common stock and may be dilutive to current shareholders;

•	various anti-takeover protections applicable to us may make an acquisition of us more difficult and reduce the market value of our common stock;

•	failure to maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 could have an adverse effect on our business and the trading price of our common stock;

•	we may issue additional debt securities that could limit our operating flexibility and negatively affect the value of our common stock;

•	failure to comply with anti-bribery and anti-corruption laws could subject us to penalties and other adverse consequences; and

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other factors contained in our filings with the SEC, including, but not limited to, those detailed in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K filed with the SEC.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by applicable law. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements included in this report.

Other sections of this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein include additional factors that could harm our business and financial performance. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in, or implied by, any forward-looking statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We incorporate into this prospectus supplement by reference the following documents filed by us with the SEC, each of which should be considered an important part of this prospectus supplement:

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our annual report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February  27, 2023 (including the portions of the Company’s proxy statement on Schedule 14A for the Company’s 2023 Annual Meeting of Shareholders filed with the SEC on March 17, 2023 that are incorporated by reference therein);

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our quarterly reports on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 3, 2023, the quarter ended June  30, 2023, filed with the SEC on August 9, 2023, and the quarter ended September 30, 2023, filed with the SEC on November 8, 2023;

•	our current reports on Form 8-K, filed with the SEC on January 6, 2023, February 6, 2023, February 15, 2023, May 4, 2023, December 5, 2023, and December 20, 2023;

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the description of our common stock contained in the “Description of Capital Stock” attached as Exhibit 4.1 to the Current Report on Form 8-K12B filed with the SEC on June 30, 2014, as amended by the “Description of Registrant’s Securities” attached as Exhibit 4.14 to the Annual Report on Form 10-K filed with the SEC on February 27, 2023 and any subsequent amendments and reports filed to update that description; and

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all subsequent documents filed by us after the date of this prospectus supplement and prior to the termination of this offering under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, other than any information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, or as otherwise permitted by the SEC’s rules and regulations.

Any statement contained in a document deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement, the accompanying prospectus and registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement, the accompanying prospectus and registration statement. While any securities described herein remain outstanding, we will make available at no cost, upon written or oral request, to any beneficial owner and any prospective purchaser of securities described herein, any of the documents incorporated by reference in this prospectus supplement, the accompanying prospectus and registration statement by writing to us at the following address or telephoning us at (866) 301-4436 or (561) 893-0101.

The GEO Group, Inc.

4955 Technology Way

Boca Raton, Florida 33431

Attention: Investor Relations

In addition, we make available free of charge, through the Investor Relations page on our website at http://www.geogroup.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Other than the information expressly incorporated by reference into this prospectus supplement and the accompanying prospectus, information on, or accessible through, our website is not a part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus are a part.

Exhibits to an incorporated document will not be provided unless the exhibit is specifically incorporated by reference into this prospectus supplement or the accompanying prospectus.

SUMMARY

The Company

We specialize in the ownership, leasing and management of secure facilities, processing centers and reentry facilities and the provision of community-based services in the United States, Australia and South Africa. We own, lease and operate a broad range of secure facilities including maximum, medium and minimum-security facilities, processing centers, as well as community-based reentry facilities. We develop new facilities based on contract awards, using our project development expertise and experience to design, construct and finance what we believe are state-of-the-art facilities. We provide innovative technologies, industry-leading monitoring services, and evidence-based supervision and treatment programs for community-based programs. We also provide secure transportation services domestically and in the United Kingdom through our joint venture GEOAmey PECS Ltd. (“GEOAmey”).

At September 30, 2023, our worldwide operations include the management and/or ownership of approximately 81,000 beds at 100 secure services and community-based facilities, including idle facilities, and also include the provision of community supervision services for more than 400,000 individuals, including nearly 180,000 individuals through an array of technology products including radio frequency, GPS, and alcohol monitoring devices.

We provide a diversified scope of services on behalf of our government agency partners:

•	our secure facility management services involve the provision of security, administrative, rehabilitation, education, and food services at secure services facilities;

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our reentry services involve supervision of individuals in community-based programs and reentry centers and the provision of temporary housing, programming, employment assistance and other services with the intention of the successful reintegration of residents into the community;

•	we provide comprehensive electronic monitoring and supervision services;

•	we develop new facilities, using our project development experience to design, construct and finance what we believe are state-of-the-art facilities;

•	we provide secure transportation services; and

•	our services are provided at facilities which we either own, lease or are owned by the government.

GEO operated as a real estate investment trust (a “REIT”) from January 1, 2013 through December 31, 2020. On December 2, 2021, we announced that our Board of Directors (“Board”) unanimously approved a plan to terminate GEO’s REIT election and become a taxable C corporation for U.S. federal income tax purposes, effective for the year ended December 31, 2021. As a result, we are no longer required to operate under the REIT rules of Section 856 of the Internal Revenue Code, as amended (the “Code”), including the requirement to distribute at least 90% of REIT taxable income to our stockholders, which provides us with greater flexibility to use our free cash flow. Effective January 1, 2021, we are subject to federal and state income taxes on our taxable income at applicable corporate tax rates and we are no longer entitled to a tax deduction for dividends paid to our shareholders. GEO operated as a REIT for the 2020 tax year, and existing REIT requirements and limitations, including those established by GEO’s organizational documents, remained in place until December 31, 2020. The Board also voted unanimously to discontinue our quarterly dividend payment and prioritize allocating GEO’s free cash flow to reduce debt.

The Offering

Issuer	The GEO Group, Inc.

Common Stock to be Offered by us	Shares of common stock with an aggregate offering price of up to $300,000,000.

Common stock to be outstanding after this offering (assuming full offering amount sold)	Up to 153,032,545 shares of common stock assuming sales of 26,905,829 shares of our common stock in this offering at an offering price of $11.15 per share, which was the last reported sale price of our common stock on the NYSE on December 27, 2023. The actual number of shares issued will vary depending on the prices at which shares of common stock are sold in this offering.

NYSE Symbol	GEO

Use of Proceeds	We intend to use the net proceeds from this offering for general corporate purposes, which may include the repayment of any of our outstanding indebtedness. See the “Use of Proceeds” section of this prospectus supplement.

Risk Factors	Investing in our common stock involves risks. Please review the “Risk Factors” discussed on page S-10 of this prospectus supplement, on page 9 of the accompanying prospectus, in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 27, 2023, in our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 3, 2023, the quarter ended June 30, 2023, filed with the SEC on August 9, 2023, and the quarter ended September 30, 2023, filed with the SEC on November 8, 2023, and the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider before deciding to invest in our common stock.

RISK FACTORS

Investing in our common stock involves risks. Potential investors are urged to read and consider the risk factors relating to an investment in GEO incorporated by reference in this prospectus supplement, including under the heading “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 27, 2023, and in Part II, Item 1A of our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 3, 2023, the quarter ended June 30, 2023, filed with the SEC on August 9, 2023, and the quarter ended September 30, 2023, filed with the SEC on November 8, 2023, as modified and updated by the risk factors set forth below, as well as other information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. The risks and uncertainties described in these risk factors are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business operations. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus supplement and the accompanying prospectus. In addition to the risks described in the Form 10-K and Form 10-Q incorporated by reference herein, we are also subject to the following risks:

The market price of our common stock has been extremely volatile and may continue to be volatile due to numerous circumstances beyond our control.

The market price of our common stock has fluctuated, and may continue to fluctuate, widely, due to many factors, some of which may be beyond our control. Moreover, stock markets in general and our stock price in particular have recently experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies and our company. For example, from January 3, 2023 to December 26, 2023, our common stock experienced an intra-day trading high of $12.42 per share and a low of $6.94 per share and daily trading volume on the NYSE ranged from approximately 863,000 shares per day to approximately 17.3 million shares per day. We have not experienced any material changes in our financial condition or results of operations that would explain such price volatility or trading volume. These broad market fluctuations may adversely affect the trading price of our common stock. In particular, a large proportion of our common stock has been and may continue to be traded by short sellers which has put and may continue to put pressure on the supply and demand for our common stock, further influencing volatility in its market price. Additionally, these and other external factors have caused and may continue to cause the market price and demand for our common stock to fluctuate, which may limit or prevent investors from readily selling their shares of common stock and may otherwise negatively affect the liquidity of our common stock.

A “short squeeze” due to a sudden increase in demand for shares of our common stock that largely exceeds supply has led to, and may continue to lead to, extreme price volatility in shares of our common stock.

Investors may purchase shares of our common stock to hedge existing exposure or to speculate on the price of our common stock. Speculation on the price of our common stock may involve long and short exposures. To the extent aggregate short exposure exceeds the number of shares of our common stock available for purchase on the open market, investors with short exposure may have to pay a premium to repurchase shares of our common stock for delivery to lenders of our common stock. Those repurchases may in turn, dramatically increase the price of shares of our common stock until additional shares of our common stock are available for trading or borrowing. This is often referred to as a “short squeeze.” A large proportion of our common stock has been in the past and may continue to be traded by short sellers which may increase the likelihood that our common stock will be the target of a short squeeze. A short squeeze has led and could continue to lead to volatile price movements in shares of our common stock that are unrelated or disproportionate to our operating performance or prospects and, once investors purchase the shares of our common stock necessary to cover their short positions, the price of our common stock may rapidly decline. Investors that purchase shares of our common stock during a short squeeze may lose a significant portion of their investment.

Future sales of shares of our common stock could adversely affect the market price of our common stock and may be dilutive to current shareholders.

Sales of shares of our common stock, or the perception that such sales could occur, could adversely affect the price for our common stock. As of December 19, 2023, there were 187,500,000 shares of common stock authorized under our Amended and Restated Articles of Incorporation of which 126,126,716 shares were outstanding. Our Board of Directors may authorize the issuance of additional authorized but unissued shares of our common stock or other authorized but unissued securities of ours at any time, including pursuant to our outstanding 6.50% exchangeable senior notes due 2026, equity incentive plans and stock purchase plans. In addition, we have filed an automatic shelf registration statement on Form S-3 with the SEC allowing us to offer, from time to time, an indeterminate amount of securities, including common stock, subject to market conditions and other factors. Accordingly, we may, from time to time, seek to offer and sell shares of our common stock based upon market conditions and other factors.

This offering may have a dilutive effect on our earnings per share and funds from operations per share after giving effect to the issuance of our common stock in this offering and the receipt of the expected net proceeds. The actual amount of dilution from this offering, or from any future offering of our equity securities, cannot be determined at this time. The market price of our common stock could decline as a result of sales of a large number of shares of our common stock in the market pursuant to this offering, or otherwise, or as a result of the perception or expectation that such sales could occur.

The common stock offered hereby will be sold in “at-the-market” offerings, and investors that buy shares at different times will likely pay different prices.

Investors that purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of sales made at share prices lower than the prices they paid.

The actual number of shares we will issue under the equity distribution agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the equity distribution agreement and compliance with applicable law, we have the discretion to offer and sell shares of our common stock at any time and through any of the agents throughout the term of the equity distribution agreement. The number of shares that are sold by the agents, after acceptance of written instructions from us, will fluctuate based on the market price of our common stock during the sales period and limits we set with the agents. Moreover, the offer and sale of shares under this “at-the-market” program could be completed all at once, could occur immediately following the date of this prospectus supplement or could occur over a period of time or from time to time following the date of this prospectus supplement. Additionally, because the price per share of each share sold in this offering will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued. As such, depending upon the number of shares issued and sold at one time, the issuance and sale of such shares could be dilutive to or otherwise adversely affect the interests of holders of our common stock.

We will have broad discretion in how we use the proceeds of this offering, and we may not use these proceeds effectively, which could adversely affect our results of operations and cause our common stock price to decline.

We will have considerable discretion in the application of the net proceeds of this offering. Our management has broad discretion over how these proceeds are used and could spend the proceeds in ways with which you may not agree. We may not invest the proceeds of this offering effectively or in a manner that yields a favorable or any return and, consequently, this could result in further financial losses that could have a material and adverse effect on our business and operations, or cause the market price of our common stock to decline.

USE OF PROCEEDS

We intend to use the proceeds from the sale of the securities under this prospectus supplement for general corporate purposes, which may include the repayment of any of our outstanding indebtedness including amounts outstanding under the revolver portion of our senior credit facility, repaying our term loan and repurchasing or redeeming any of our outstanding senior notes. The revolver portion of the senior credit facility bears interest at Term Secured Overnight Financing Rate (“SOFR”) (subject to a 0.75% floor) plus between 2.75% and 3.75% based upon our total leverage ratio (currently at SOFR plus 3.00%) and terminates on March 23, 2027. The term loan portion of the Exchange Credit Facility currently has interest rates and maturities as follows: Tranche 1 Loans bear interest at Term SOFR (subject to a 0.75% floor) plus 7.125% and mature on March 23, 2027, and Tranche 2 Loans bear interest at Term SOFR (subject to a 0.75% floor) plus 6.125% and mature on March 23, 2027. As of September 30, 2023, we have several series of notes outstanding with interest rates and maturities as follows: $110.9 million of senior notes bear interest at 6.00% and mature on April 15, 2026, $23.3 million of senior notes bear interest at 5.875% and mature on October 15, 2024, $230.0 million of exchangeable senior unsecured notes bear interest at 6.50% and mature on February 23, 2026, $286.5 million of public second lien notes bear interest at 10.500% and mature on June 30, 2028, and $239.1 million of private second lien notes bear interest at 9.500% and mature on December 31, 2028.

Pending the application of the net proceeds, GEO may invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

To the extent we use proceeds from this offering to repay indebtedness held by the agents or their affiliates, these agents or their affiliates may receive proceeds from this offering. Please read “Plan of Distribution.”

U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our common stock by non-U.S. holders (as defined below). This discussion is based on the Code, existing U.S. Treasury Department regulations promulgated thereunder (“Treasury Regulations”), and judicial decisions and current administrative rulings and practice, all as in effect and existing on the date of this prospectus supplement and all of which are subject to change or differing interpretations, possibly with retroactive effect. There can be no assurance that the IRS or a court would agree with the summary set forth herein.

This summary does not address all of the tax considerations that may be relevant to a particular person or to persons that are subject to special treatment under U.S. federal income tax rules, including: banks and other financial institutions; insurance companies; securities or currency dealers; broker-dealers; traders in securities who elect to use the mark-to-market method of accounting; tax-exempt investors; persons subject to the alternative minimum tax; controlled foreign corporations or passive foreign investment companies; regulated investment companies or REITs; S corporations or investors therein; U.S. expatriates; persons that are, or hold shares of our common stock through, partnerships or other pass-through entities; persons who hold shares of our common stock as part of a hedge, straddle, conversion transaction, synthetic security or other integrated investment; holders required to accelerate the recognition of any item of gross income with respect to our common stock as a result of its inclusion in an applicable financial statement; persons that hold our common stock through a non-U.S. broker or other non-U.S. intermediary; persons who acquire our common stock pursuant to any employee share option or otherwise as compensation; and persons whose functional currency is not the U.S. dollar. This summary assumes that the non-U.S. holders hold our common stock exclusively as “capital assets” (generally, assets held as investments) under the Code. In addition, this summary does not address the Medicare tax on the net investment income, the alternative minimum tax or any aspects of foreign, state, local, estate, gift, or other tax laws that may be applicable to a particular holder in connection with the ownership and disposition of our common stock.

THIS SUMMARY OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. EACH HOLDER OF OUR COMMON STOCK SHOULD CONSULT ITS TAX ADVISOR REGARDING THE TAX CONSIDERATIONS RELEVANT TO THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK IN LIGHT OF SUCH HOLDER’S PARTICULAR CIRCUMSTANCES.

As used in this summary, the term “non-U.S. holder” means any beneficial owner that for U.S. federal income tax purposes is neither a U.S. holder nor an entity or arrangement classified as a partnership under the Code. The term “U.S. holder” means any beneficial owner that for U.S. federal income tax purposes is (i) an individual who is a citizen or resident of the United States; (ii) a corporation or other entity subject to tax as a corporation for U.S. federal income tax purposes that is created or organized in or under the laws of the United States or any state or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust that (A) is subject to primary supervision by a court within the United States and with respect to which one or more United States persons, within the meaning of section 7701(a)(30) of the Code, have the authority to control all substantial decisions or (B) has a valid election in effect to be treated as a United States person under applicable Treasury Regulations.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partners in a partnership that owns our common stock should consult their tax advisors regarding the U.S. federal income tax consequences of the ownership and disposition of our common stock.

Distributions

Ordinary Dividends. The portion of dividends received by non-U.S. holders that is (i) payable out of our earnings and profits, (ii) not attributable to our capital gains and (iii) not effectively connected with a U.S. trade or business of the non-U.S. holder, will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty. In general, non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our common stock. In cases where the dividend income from a non-U.S. holder’s investment in our common stock is, or is treated as, effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. holders are taxed with respect to such dividends (i.e., on a net basis). Such income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. holder. The income may also be subject to a branch profits tax at the rate of 30% (unless reduced or eliminated by treaty) in the case of a non-U.S. holder that is a corporation.

Non-Dividend Distributions. Unless our common stock constitutes a U.S. real property interest (a “USRPI”) (discussed below in “Dispositions of Our Common Stock,”) distributions that we make that are not dividends out of our earnings and profits will not be subject to U.S. federal income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. The non-U.S. holder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our common stock constitutes a USRPI, as described below, distributions that we make in excess of the sum of (i) the non-U.S. holder’s proportionate share of our earnings and profits, plus (ii) the non-U.S. holder’s basis in its stock, will be taxed under the Foreign Investment in Real Property Tax Act of 1980, as amended (“FIRPTA”), at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. holder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax may be enforced by a refundable withholding tax at a rate of 15% of the amount by which the distribution exceeds the non-U.S. holder’s share of our earnings and profits.

Capital Gain Dividends. Under FIRPTA, a distribution that we make to a non-U.S. holder, to the extent attributable to gains from dispositions of USRPIs that we held directly or through pass-through subsidiaries, which we refer to as “USRPI capital gains,” will, except as described below, be considered effectively connected with a U.S. trade or business of the non-U.S. holder and will be subject to U.S. federal income tax at the rates applicable to U.S. individuals or corporations, without regard to whether we designate the distribution as a capital gain dividend. See above under “—Ordinary Dividends” for a discussion of the consequences of income that is effectively connected with a U.S. trade or business. We will be required to withhold tax equal to 21% of the maximum amount that could have been designated as a USRPI capital gains dividend. Distributions subject to FIRPTA may also be subject to a branch profits tax at the rate of 30% (unless reduced or eliminated by treaty) in the hands of a non-U.S. holder that is a corporation. A distribution is not a USRPI capital gains dividend if we held an interest in the underlying asset solely as a creditor. Capital gain dividends received by a non-U.S. holder that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income or withholding tax, unless (i) the gain is effectively connected with the non-U.S. holder’s U.S. trade or business, in which case the non-U.S. holder would be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a corporation may also be subject to a branch profits tax at the rate of 30% (unless reduced or eliminated by treaty), or (ii) the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. holder will incur a 30% tax on his capital gains. We expect that a significant portion of our assets may consist of USRPIs.

A capital gain dividend that would otherwise have been treated as a USRPI capital gains dividend will not be so treated or be subject to FIRPTA, and generally will not be treated as income that is effectively connected with a U.S. trade or business, and instead will be treated in the same manner as ordinary dividends (see “—Ordinary Dividends” above), provided that (i) the dividend is received with respect to a class of stock that is regularly traded on an established securities market located in the United States and (ii) the recipient non-U.S. holder does not own more than 5% of that class of stock at any time during the year ending on the date on which the dividend is received. We anticipate that our common stock will continue to be “regularly traded” on an established securities exchange.

Dispositions of Our Common Stock

Unless our common stock constitutes a USRPI, a sale of our common stock by a non-U.S. holder generally will not be subject to U.S. federal taxation under FIRPTA. Our common stock will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. We expect that 50% or more of our assets may consist of USRPIs.

If our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, a non-U.S. holder’s sale of our common stock nonetheless also would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling non-U.S. holder held 5% or less of our outstanding common stock all times during a specified testing period. Our common stock is, and we expect that our common stock will continue to be, publicly traded.

If gain on the sale of our common stock were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a U.S. holder with respect to such gain (as described above under “—Ordinary Dividends”), subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the common stock could be required to withhold 15% of the purchase price and remit such amount to the IRS.

Gain from the sale of our common stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. holder in two cases: (i) if the non-U.S. holder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. holder, the non-U.S. holder will be subject to the same treatment as a U.S. holder with respect to such gain (as described above under “—Ordinary Dividends”), except that a non-U.S. holder that is a corporation may also be subject to a branch profits tax at a rate of 30% (unless reduced or eliminated by treaty), or (ii) if the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain. In addition, if a non-U.S. holder disposes of such common stock during the 30-day period preceding the ex-dividend date of any dividend payment, and such non-U.S. holder acquires or enters into a contract or option to acquire our common stock within 61 days of the first day of such 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as USRPI capital gain to such non-U.S. holder under FIRPTA, then such non-U.S. holder will be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain.

Special FIRPTA Rules. Certain amendments to FIRPTA create certain exemptions from FIRPTA and otherwise modify the application of the foregoing FIRPTA rules for particular types of non-U.S. holders, including “qualified foreign pension funds” and their wholly owned foreign subsidiaries and certain widely held, publicly traded “qualified collective investment vehicles.” Non-U.S. holders are urged to consult their tax advisors regarding the applicability of these or any other special FIRPTA rules to their particular investment in our common stock.

Estate Tax. If our common stock is owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the time of such individual’s death, the stock will be includable in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to U.S. federal estate tax.

Foreign Account Tax Compliance Act

Under the Foreign Account Tax Compliance Act (“FATCA”), withholding at a rate of 30% generally will be required on dividends in respect of shares of our common stock held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Treasury to report, on an annual basis, information with respect to shares in, and accounts maintained by, the institution to the extent such shares or accounts are held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments. Accordingly, the entity through which our common stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of shares of our common stock held by an investor that is a non-financial non-U.S. entity which does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to us that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we or the applicable withholding agent will in turn provide to the Secretary of the Treasury. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury Regulations or other guidance, may modify these requirements. We will not pay any additional amounts to stockholders in respect of any amounts withheld. Non-U.S. holders are encouraged to consult their tax advisors regarding the possible implications of the legislation on their investment in our common stock.

PLAN OF DISTRIBUTION

We have entered into equity distribution agreements with Cantor Fitzgerald & Co., Compass Point Research & Trading, LLC, Imperial Capital, LLC, JonesTrading Institutional Services LLC, Noble Capital Markets, Inc., Northland Securities, Inc., StoneX Financial Inc., Virtu Americas LLC, and Wedbush Securities Inc. (each an “agent” and, collectively, the “agents”), under which we may offer and sell shares of our common stock having an aggregate offering price of up to $300,000,000 from time to time, through, at our discretion, any of the agents. Upon its acceptance of written instructions from us, the applicable agent will use its commercially reasonable efforts consistent with its sales and trading practices to solicit offers to purchase shares of our common stock, under the terms and subject to the conditions set forth in the applicable equity distribution agreement. We will instruct the applicable agent as to the amount of common stock to be sold by such agent. We may instruct the applicable agent not to sell common stock if the sales cannot be effected at or above the price designated by us in any instruction. We or the applicable agent may suspend the offering of common stock upon proper notice and subject to other conditions.

The applicable agent will provide written confirmation to us no later than the opening of the trading day on the New York Stock Exchange following the trading day in which shares of our common stock are sold under the applicable equity distribution agreement. Trading day means any day on which shares of our common stock are purchased or sold on the New York Stock Exchange. Each confirmation will include the number of shares sold on the preceding day, the net proceeds to us and the compensation payable by us to the applicable agent in connection with the sales.

We will pay the agents commissions for their services in acting as agent and/or principal in the sale of common stock. The agents will be entitled to compensation of up to 2.00% of the gross sales price of all shares sold pursuant to the applicable equity distribution agreement. We have agreed to reimburse the agents for certain expenses in certain circumstances. We estimate that the total expenses for the offering, excluding compensation payable to the agents under the terms of the equity distribution agreements will be approximately $400,000.

Settlement for sales of common stock will occur on the second trading day following the date on which any sales are made, or on some other date that is agreed upon by us and the applicable agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Under the terms of the equity distribution agreements, we also may sell our common stock to one or more of our sales agents as principal for their own account at a price agreed upon at the time of sale.

We will report at least quarterly the number of shares of common stock sold through the agents under the equity distribution agreements, the net proceeds to us and the compensation paid by us to the agents in connection with the sales of common stock.

In connection with the sale of the common stock on our behalf, each agent may, and will with respect to sales effected in an “at the market offering,” be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, and the compensation of each agent may be deemed to be underwriting commissions or discounts. We have agreed to indemnify the agents against specified liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments that the agents may be required to make because of those liabilities.

The offering of shares of our common stock pursuant to any of the equity distribution agreements will terminate upon the earlier of (1) the sale pursuant to the agreements of shares of common stock having an aggregate offering price of $300,000,000 or (2) termination of the applicable equity distribution agreement. Each equity distribution agreement may be terminated by the applicable sales agent or us at any time upon three days’ notice, and by the sales agent at any time in certain circumstances, including if trading in the common stock has been suspended or limited by the SEC or the New York Stock Exchange or the occurrence of a material adverse change in our company.

If we have reason to believe that our common stock is no longer an “actively-traded security” as defined under Rule 101(c)(1) of Regulation M under the Exchange Act, we will promptly notify the agents and sales of common stock under the equity distribution agreements will be suspended until that or other exemptive provisions have been satisfied in the judgment of the agents and us.

The equity distribution agreement provides that we will not (i) take any action designed to cause or result in, or that constitutes or would reasonably be expected to constitute, the stabilization or manipulation of the price of any of our securities to facilitate the sale or resale of common shares, or (ii) sell, bid for, or purchase common shares in violation of Regulation M under the Exchange Act, or pay anyone any compensation for soliciting purchases of the common shares under the sales agreement other than the agents.

Other Relationships

Certain of the sales agents or their respective affiliates have provided, and may in the future provide, various investment banking, commercial banking, fiduciary and advisory services for us from time to time for which they have received, and may in the future receive, customary fees and expenses. Each sales agent and their respective affiliates may, from time to time, engage in other transactions with and perform services for us in the ordinary course of their business.

In addition, in the ordinary course of their business activities, the agents and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The agents and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Certain of the agents or their affiliates were initial purchasers in our offering of 6.50% exchangeable senior notes due 2026. Certain of the agents or their affiliates may also from time to time be holders of our other outstanding indebtedness. To the extent we use proceeds from this offering to repay indebtedness under our senior credit facility or our other indebtedness held by the agents or their affiliates, these agents or their affiliates may receive proceeds from this offering.

LEGAL MATTERS

Certain legal matters, including the validity of common stock offered hereby will be passed upon for us by Akerman LLP, Miami, Florida. Certain legal matters will be passed upon for the sale agents by Katten Muchin Rosenman LLP, New York, New York.

EXPERTS

The audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus supplement and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

Prospectus

Common Stock

Preferred Stock

Debt Securities

Guarantees of Debt Securities

Warrants

Units

We may offer common stock, preferred stock, debt securities, guarantees of debt securities, warrants and units from time to time in amounts, at prices and on terms that will be determined at the time of any such offering.

This prospectus describes the general terms of these securities and the general manner in which we will offer the securities. The specific terms of any securities we offer will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we will offer the securities. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any relevant prospectus supplement or free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement or free writing prospectus.

Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “GEO.” On October 27, 2023, the last reported sale price of our common stock on the NYSE was $8.80 per share. We will make application to list any shares of common stock sold pursuant to a supplement to this prospectus on the NYSE. We have not determined whether we will list any of the other securities we may offer on any exchange or over-the-counter market. If we decide to seek the listing of any securities, the supplement will disclose the exchange or market.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers. The prospectus supplement or free writing prospectus for an offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” on page 20 of this prospectus.

Investing in these securities involves risks. You should carefully consider the risks incorporated by reference under the “Risk Factors” section of this prospectus on page 9, our filings with the Securities and Exchange Commission (“SEC”) and any applicable prospectus supplement.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 30, 2023.

ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing an “automatic shelf” registration process as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we may, from time to time, sell any combination of securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information.”

In this prospectus, unless the context otherwise requires or unless the applicable prospectus supplement otherwise indicates, all references to: (i) the “Company,” “The GEO Group, Inc.,” “GEO,” “we,” “us” and “our” mean The GEO Group, Inc., a Florida corporation, and all entities owned or controlled by The GEO Group, Inc.; (ii) “securities” mean, collectively, shares of Common Stock, shares of Preferred Stock, Debt Securities, Guarantees of Debt Securities, Warrants and Units; (iii) “Common Stock” mean shares of common stock of the Company, par value $0.01 per share; (iv) “Preferred Stock” mean shares of preferred stock of the Company, par value $0.01 per share; (v) “Debt Securities” mean the debt securities of the Company that may be offered and sold pursuant to the registration statement to which this prospectus relates; (vi) “Guarantees of Debt Securities” mean the guarantees of debt securities that may be issued by the subsidiaries of the Company listed in the “Table of Additional Registrants”, (vii) “Warrants” mean warrants to purchase securities of the Company that may be offered and sold pursuant to the registration statement to which this prospectus relates and (viii) “Units” mean units consisting of one or more of our Common Stock, Preferred Stock, Debt Securities, Guarantees of Debt Securities or Warrants of the Company that may be offered and sold pursuant to the registration statement to which this prospectus relates.

We prepare our financial statements in U.S. dollars and prepare our financial statements, including all of the financial statements incorporated by reference in this prospectus, in conformity with accounting principles generally accepted in the United States, or U.S. GAAP. Our fiscal year ends on December 31. In this prospectus, except where otherwise indicated, references to “$” or “dollars” are to the lawful currency of the United States.

This prospectus contains summaries of certain provisions contained in some of the documents described herein. Please refer to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

We have not authorized any person to provide you with any information other than that contained in or incorporated by reference into this prospectus or any prospectus supplement or that is contained in any free writing prospectus issued by us. We take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. The distribution of this prospectus and sale of the securities in certain jurisdictions may be restricted by law. Persons in possession of this prospectus are required to inform themselves about and observe any such restrictions. We are only offering the securities in states where offers are permitted. You should assume that the information appearing in this prospectus or in any prospectus supplement is accurate as of the date on the front cover of those documents only. Our business, financial condition, results of operations and prospects may have changed since that date.

FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. This prospectus and the documents incorporated by reference herein contain “forward-looking” statements. “Forward-looking” statements are any statements that are not based on historical information. All statements other than statements of historical facts included in this prospectus and the applicable prospectus supplement, including, without limitation, statements regarding our future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, legal proceedings, our corporate structure and potential steps to address our future debt maturities, are “forward-looking” statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate” or “continue” or the negative of such words or variations of such words and similar expressions. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements and we can give no assurance that such forward-looking statements will prove to be correct. Important factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements, or “cautionary statements,” include, but are not limited to:

•	our ability to timely build and/or open facilities as planned, successfully manage such facilities and successfully integrate such facilities into our operations without substantial additional costs;

•

our ability to estimate the government’s level of utilization of public-private partnerships for secure services and the impact of any modifications or reductions by our government customers of their utilization of public-private partnerships;

•

our ability to accurately project the size and growth of public-private partnerships for secure services in the U.S. and internationally and our ability to capitalize on opportunities for public-private partnerships;

•

our ability to successfully respond to any challenges or concerns that our government customers may raise regarding their use of public-private partnerships for secure services, including finding other government customers or alternative uses for facilities where a government customer has discontinued or announced that a contract with us will be discontinued;

•

the impact of adopted or proposed executive action or legislation aimed at limiting public-private partnerships for secure facilities, processing centers and community reentry centers or limiting or restricting the business and operations of financial institutions or others who do business with us;

•	our ability to successfully respond to delays encountered by states pursuing public-private partnerships for secure services and cost savings initiatives implemented by a number of states;

•	our ability to activate the inactive beds at our idle facilities;

•	our ability to maintain or increase occupancy rates at our facilities and the impact of fluctuations in occupancy levels on our revenues and profitability;

•

the impact of our termination of our REIT election and the discontinuation of quarterly dividend payments and our ability to maximize the use of cash flows to repay debt, deleverage and internally fund growth;

•

we may fail to realize the anticipated benefits of terminating our REIT election or those benefits may take longer to realize than expected, if at all, or may not offset the costs of terminating our REIT election and becoming a taxable C Corporation;

•

if we failed to remain qualified as a REIT for those years we elected REIT status, we would be subject to additional corporate income taxes and would not be able to deduct distributions to shareholders when computing our taxable income for those years;

•

our ability to expand, diversify and grow our secure services, reentry, community-based services, monitoring services, evidence-based supervision and treatment programs and secure transportation services businesses;

•

our ability to win management contracts for which we have submitted proposals, retain existing management contracts, prevail in any challenge or protest involving the award of a management contract and meet any performance standards required by such management contracts;

•	our ability to raise new project development capital given the often short-term nature of the customers’ commitment to use newly developed facilities;

•	our ability to develop long-term earnings visibility;

•	our ability to successfully conduct our operations in the United Kingdom and South Africa through joint ventures;

•	the impact of the LIBOR transition;

•	the instability of foreign exchange rates, exposing us to currency risks in Australia, the United Kingdom, and South Africa, or other countries in which we may choose to conduct our business;

•	an increase in unreimbursed labor rates;

•	our exposure to rising medical costs;

•	our ability to manage costs and expenses relating to ongoing litigation arising from our operations;

•

our ability to successfully pursue an appeal to reverse the recent unfavorable verdict and judgments in the retrial of the lawsuits in the State of Washington, our company being required to record an accrual for the judgments in the future, and our ability to defend similar other pending litigation and the effect such litigation may have on our company;

•	our ability to accurately estimate on an annual basis, loss reserves related to general liability, workers’ compensation and automobile liability claims;

•	our ability to fulfill our debt service obligations and its impact on our liquidity;

•	our ability to deleverage and repay, refinance or otherwise address our debt maturities in an amount or on the timeline we expect, or at all;

•	despite current indebtedness levels, we may still incur more indebtedness, which could further exacerbate the risks relating to our indebtedness;

•

the covenants in the indentures governing the Convertible Notes, the 6.00% Senior Notes due 2026, the 5.875% Senior Notes due 2024, the 2028 Registered Notes and the 2028 Private Exchange Notes, and the Exchange Credit Agreement impose significant operating and financial restrictions which may adversely affect our ability to operate our business;

•

servicing our indebtedness will require a significant amount of cash and our ability to generate cash depends on many factors beyond our control and we may not be able to generate the cash required to service our indebtedness;

•	because portions of our senior indebtedness have floating interest rates, an increase in interest rates would adversely affect cash flows;

•	we depend on distributions from our subsidiaries to make payments on our indebtedness, and these distributions may not be made;

•	we may not be able to satisfy our repurchase obligations in the event of a change of control because the terms of our indebtedness or lack of funds may prevent us from doing so;

•	the conditional exchange feature of the 6.5% Exchangeable Senior Notes, if triggered, may adversely affect our financial condition;

•

the second lien notes and the related guarantees are effectively subordinated to our and our subsidiary guarantors’ current senior secured indebtedness and structurally subordinated to the indebtedness of our subsidiaries that do not guarantee the second lien notes;

•	it may be difficult to realize the value of the collateral securing the second lien notes and related guarantees;

•	our ability to identify and successfully complete any potential sales of additional Company-owned assets and businesses in commercially advantageous terms on a timely basis, or at all;

•

from time to time, we may not have a management contract with a client to operate existing beds at a facility or new beds at a facility that we are expanding, and we cannot assure you that such a contract will be obtained. Failure to obtain a management contract for these beds will subject us to carrying costs with no corresponding management revenue;

•	negative conditions in the capital markets could prevent us from obtaining future financing on desirable terms, which could materially harm our business;

•

we are subject to the loss of our facility management contracts, due to executive orders, terminations, non-renewals or competitive re-bids, which could adversely affect our results of operations and liquidity, including our ability to secure new facility management contracts from other government customers;

•

our growth depends on our ability to secure contracts to develop and manage new secure facilities, processing centers and community-based facilities and to secure contracts to provide electronic monitoring services, community-based reentry services and monitoring and supervision services, the demand for which is outside our control;

•	we may not be able to meet state requirements for capital investment or locate land for the development of new facilities, which could adversely affect our results of operations and future growth;

•

we partner with a limited number of governmental customers who account for a significant portion of our revenues. The loss of, or a significant decrease in revenues from, these customers could seriously harm our financial condition and results of operations;

•	State budgetary constraints may have a material adverse impact on us;

•	competition for contracts may adversely affect the profitability of our business;

•

we are dependent on government appropriations, which may not be made on a timely basis or at all and may be adversely impacted by budgetary constraints at the federal, state, local and foreign government levels;

•

public and political resistance to the use of public-private partnerships for secure facilities, electronic monitoring and supervision as alternatives to detention, processing centers and community reentry centers could result in our inability to obtain new contracts or the loss of existing contracts, impact our ability to obtain or refinance debt financing or enter into commercial arrangements, which could have a material adverse effect on our business, financial condition, results of operations and the market price of our securities;

•	adverse publicity may negatively impact our ability to retain existing contracts and obtain new contracts;

•	we may incur significant start-up and operating costs on new contracts before receiving related revenues, which may impact our cash flows and may not be recouped;

•	failure to comply with extensive government regulation and applicable contractual requirements could have a material adverse effect on our business, financial condition or results of operations;

•	we may face community opposition to facility locations, which may adversely affect our ability to obtain new contracts;

•

our business operations expose us to various liabilities for which we may not have adequate insurance and may have a material adverse effect on our business, financial condition or results of operations;

•	we may not be able to obtain or maintain the insurance levels required by our government contracts;

•	our exposure to rising general insurance costs;

•

natural disasters, pandemic outbreaks, global political events and other serious catastrophic events could disrupt operations and otherwise materially adversely affect our business and financial condition;

•	our international operations expose us to risks that could materially adversely affect our financial condition and results of operations;

•

we conduct certain of our operations through joint ventures or consortiums, which may lead to disagreements with our joint venture partners or business partners and adversely affect our interest in the joint ventures or consortiums;

•	we are dependent upon our senior management and our ability to attract and retain sufficient qualified personnel;

•	our profitability may be materially adversely affected by inflation;

•	various risks associated with the ownership of real estate may increase costs, expose us to uninsured losses and adversely affect our financial condition and results of operations;

•	risks related to facility construction and development activities may increase our costs related to such activities;

•	the rising cost and increasing difficulty of obtaining adequate levels of surety credit on favorable terms could adversely affect our operating results;

•	adverse developments in our relationship with our employees could adversely affect our business, financial condition or results of operations;

•

technological changes could cause our electronic monitoring products and technology, including our recently launched BI VeriWatch™ wrist-worn device, to become obsolete or require the redesign of our electronic monitoring products, which could have a material adverse effect on our business;

•

any negative changes in the level of acceptance of or resistance to the use of electronic monitoring products, including our recently launched BI VeriWatch™ wrist-worn device, and services by governmental customers could have a material adverse effect on our business, financial condition and results of operations;

•

we depend on a limited number of third parties to manufacture and supply quality infrastructure components for our electronic monitoring products. If our suppliers cannot provide the components or services we require in a timely manner and/or with such quality as we expect, our ability to market and sell our electronic monitoring products and services could be harmed;

•	the interruption, delay or failure of the provision of our services or information systems could adversely affect our business;

•	an inability to acquire, protect or maintain our intellectual property and patents in the electronic monitoring space could harm our ability to compete or grow;

•

our electronic monitoring products could infringe on the intellectual property rights of others, which may lead to litigation that could itself be costly, could result in the payment of substantial damages or royalties, and/or prevent us from using technology that is essential to our products;

•

we license intellectual property rights in the electronic monitoring space, including patents, from third party owners. If such owners do not properly maintain or enforce the intellectual property underlying such licenses, our competitive position and business prospects could be harmed. Our licensors may also seek to terminate our license;

•

we may be subject to costly product liability claims from the use of our electronic monitoring products, which could damage our reputation, impair the marketability of our products and services and force us to pay costs and damages that may not be covered by adequate insurance;

•	our ability to identify suitable acquisitions or dispositions, and to successfully complete such acquisitions or dispositions;

•

as a result of our acquisitions, we have recorded and will continue to record a significant amount of goodwill and other intangible assets. In the future, our goodwill or other intangible assets may become impaired, which could result in material non-cash charges to our results of operations;

•	we are subject to risks related to corporate social responsibility;

•

the market price of our common stock may vary substantially. If the market price of our common stock were to decline further in the future at a specific measurement time period that impacts our public float calculation, we could potentially lose our status as a well-known seasoned issuer and/or large accelerated filer;

•	future sales of shares of our common stock or securities convertible into common stock could adversely affect the market price of our common stock and may be dilutive to current shareholders;

•	various anti-takeover protections applicable to us may make an acquisition of us more difficult and reduce the market value of our common stock;

•	failure to maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 could have an adverse effect on our business and the trading price of our common stock;

•	we may issue additional debt securities that could limit our operating flexibility and negatively affect the value of our common stock;

•	failure to comply with anti-bribery and anti-corruption laws could subject us to penalties and other adverse consequences; and

•

other factors contained in our filings with the SEC, including, but not limited to, those detailed in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K filed with the SEC.

We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by applicable law. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements included in this report.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or the documents incorporated by reference herein. It is not complete and may not contain all of the information that you should consider before investing in these securities. You should carefully read the entire prospectus, including the “Risk Factors” section, the documents incorporated by reference into this prospectus, and any prospectus supplement.

The following summary highlights selected information contained or incorporated by reference in this prospectus and does not contain all of the information that may be important to you. You should carefully read this entire prospectus and any prospectus supplement, including the financial statements and related notes and the documents incorporated by reference in this prospectus, before making a decision to invest in the securities.

The GEO Group, Inc.

Overview

We specialize in the ownership, leasing and management of secure facilities, processing centers and reentry facilities and the provision of community-based services in the United States, Australia and South Africa. We own, lease and operate a broad range of secure facilities including maximum, medium and minimum-security facilities, processing centers, as well as community-based reentry facilities. We develop new facilities based on contract awards, using our project development expertise and experience to design, construct and finance what we believe are state-of-the-art facilities. We provide innovative technologies, industry-leading monitoring services, and evidence-based supervision and treatment programs for community-based programs. We also provide secure transportation services domestically and in the United Kingdom through our joint venture GEOAmey PECS Ltd. (“GEOAmey”).

At June 30, 2023, our worldwide operations included the management and/or ownership of approximately 82,000 beds at 102 secure services and community-based facilities, including idle facilities, and also included the provision of community supervision services for more than 400,000 individuals, including nearly 180,000 individuals through an array of technology products including radio frequency, GPS, and alcohol monitoring devices.

We provide a diversified scope of services on behalf of our government agency partners:

•	our secure facility management services involve the provision of security, administrative, rehabilitation, education, and food services at secure services facilities;

•

our reentry services involve supervision of individuals in community-based programs and reentry centers and the provision of temporary housing, programming, employment assistance and other services with the intention of the successful reintegration of residents into the community;

•	we provide comprehensive electronic monitoring and supervision services;

•	we develop new facilities, using our project development experience to design, construct and finance what we believe are state-of-the-art facilities;

•	we provide secure transportation services; and

•	our services are provided at facilities which we either own, lease or are owned by the government.

Corporate Information

Our business was founded in 1984 as a division of The Wackenhut Corporation, or TWC, a multinational provider of global security services. We were incorporated in 1988 as a wholly-owned subsidiary of TWC. In

July 1994, we became a publicly-traded company. In 2002, TWC was acquired by Group 4 Falck A/S, which became our new parent company. In July 2003, we purchased all of our common stock owned by Group 4 Falck A/S and became an independent company. In November 2003, we changed our corporate name to “The GEO Group, Inc.” On June 27, 2014, as part of the plan to reorganize the business operations of The GEO Group, Inc. so that it could qualify as a real estate investment trust (“REIT”) for federal income tax purposes, The GEO Group, Inc. merged with and into its wholly-owned subsidiary, The GEO Group REIT, Inc., a Florida corporation, pursuant to an Agreement and Plan of Merger dated March 21, 2014 (the “Merger Agreement”), with The GEO Group REIT, Inc. surviving the merger. The merger was approved by the shareholders of The GEO Group, Inc. at a special meeting of shareholders held on May 2, 2014. At 4:10 p.m. on June 27, 2014, the effective time of the merger, The GEO Group REIT, Inc. was renamed “The GEO Group, Inc.” and succeeded to and began conducting, directly or indirectly, all of the business conducted by The GEO Group, Inc. immediately prior to the merger.

GEO operated as a REIT from January 1, 2013 through December 31, 2020. On December 2, 2021, we announced that our Board of Directors (“Board”) unanimously approved a plan to terminate GEO’s REIT election and become a taxable C corporation, effective for the year ended December 31, 2021. As a result, we are no longer required to operate under REIT rules, including the requirement to distribute at least 90% of REIT taxable income to our stockholders, which provides us with greater flexibility to use our free cash flow. Effective January 1, 2021, we are subject to federal and state income taxes on our taxable income at applicable tax rates and we are no longer entitled to a tax deduction for dividends paid. GEO operated as a REIT for the 2020 tax year, and existing REIT requirements and limitations, including those established by GEO’s organizational documents, remained in place until December 31, 2020. The Board also voted unanimously to discontinue our quarterly dividend payment and prioritize allocating GEO’s free cash flow to reduce debt.

We currently trade on the New York Stock Exchange under the ticker symbol “GEO.”

Our principal executive offices are located at 4955 Technology Way, Boca Raton, Florida 33431 and our telephone number is (561) 893-0101. We also maintain a website at www.geogroup.com where general information about the Company is available. The information contained on or accessible through GEO’s website is not part of this prospectus, other than the documents that GEO files with the SEC that are expressly incorporated by reference into this prospectus. See “Where You Can Find More Information.”

The Offering

Under this prospectus, GEO may offer and sell to the public in one or more series or issuances common stock, preferred stock, debt securities, guarantees of debt securities, warrants and units.

RISK FACTORS

An investment in our securities involves risks. Before making an investment decision, you should carefully consider the risks described in our filings with the SEC referred to under the heading “Where You Can Find More Information,” including the risks discussed in the section titled ” Risk Factors” incorporated by reference herein from our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as updated by the risks described in the section titled “Risk Factors” incorporated by reference herein from our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2023 and June 30, 2023 and as may be updated by annual, quarterly and other reports and documents we file with the SEC thereafter. Additional risk factors will be included in a prospectus supplement relating to a particular series or offering of securities.

SUPPLEMENTAL GUARANTOR FINANCIAL INFORMATION

Guarantor Group Summarized Financial Information

In this section, the term “Company” refers solely to The GEO Group, Inc. (and not to any of its affiliates, including subsidiaries). The debt securities that may be issued by the Company may be fully and unconditionally guaranteed, jointly and severally, on a secured or unsecured, subordinated or unsubordinated basis, subject to certain customary guarantor release conditions, by the Company’s domestic subsidiaries that are guarantors under the Company’s revolving credit facility (each a “Guarantor,” collectively, the “Guarantors” and, the Guarantors together with the Company, the “Guarantor Group”). The other subsidiaries of the Company (the “non-guarantor subsidiaries”) are not registering for possible issuance any guarantees of the Company’s debt securities by the non-guarantor subsidiaries. For a brief description of the general terms of the debt securities that we may offer and the guarantees that the Guarantor may offer, see the information under the heading “Description of Debt Securities” and “Description of Guarantees” in this prospectus.

The Company conducts operations almost entirely through its subsidiaries. Accordingly, the Guarantor Group’s cash flow and ability to service any guaranteed registered debt securities will depend on the earnings of the Company’s subsidiaries and the distribution of those earnings to the Guarantor Group, including the earnings of the non-guarantor subsidiaries, whether by dividends, loans or otherwise. Holders of the guaranteed registered debt securities will have a direct claim only against the Guarantor Group.

Summarized financial information is provided for the Company and the Guarantor Group on a combined basis in accordance with SEC Regulation S-X Rules 3-10 and 13-01. The accounting policies used in the preparation of this summarized financial information are consistent with those used in the consolidated financial statements of the Company, except that intercompany transactions and balances of the Company and the Guarantor Group entities with non-guarantor entities have not been eliminated. Intercompany transactions between the Company and the Guarantor Group have been eliminated and equity in earnings from and investments in non-guarantor subsidiaries have not been presented.

Summarized balance sheets:

	As of June 30, 2023	As of December 31, 2022
(in thousands)
Current assets	$391,840	$492,080
Noncurrent assets (a)	3,059,540	3,059,195
Current liabilities	276,656	370,177
Noncurrent liabilities (b)	2,096,431	2,163,004

(a)	Includes amounts due from non-guarantor subsidiaries of $32.8 million and $32.6 million as of June 30, 2023 and December 31, 2022, respectively.
(b)	Includes amounts due to non-guarantor subsidiaries of $8.3 million and $8.9 million as of June 30, 2023 and December 31, 2022, respectively.

Summarized statement of operations:

	For the Six Months Ended June 30, 2023	For the Six Months Ended June 30, 2022
(in thousands)
Net operating revenues	$1,104,959	$1,034,237
Income from operations	174,568	160,790
Net income	45,962	72,803
Net income attributable to The GEO Group, Inc.	45,962	72,803

USE OF PROCEEDS

Unless we inform you otherwise in a prospectus supplement or a free writing prospectus, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes. General corporate purposes may include any of the following:

•	providing working capital;

•	funding capital expenditures;

•	funding possible acquisitions or business expansion;

•	debt service requirements, repaying debt and repurchase of senior notes;

•	repurchases of shares of our common stock; or

•	investing in or lending money to our subsidiaries.

When a particular series of securities is offered, the prospectus supplement relating to that offer will set forth our intended use for the proceeds we receive from the sale of those securities. Pending the application of the net proceeds, we may invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

DESCRIPTION OF CAPITAL STOCK

The following is a description of the material terms of our common stock and undesignated preferred stock as set forth in our Amended and Restated Articles of Incorporation, as amended (the “Amended Articles”) and our Third Amended and Restated Bylaws, as amended (the “Amended Bylaws”), which govern the rights of our common stock. The following description of our capital stock is only a summary. You should read it together with the Amended Articles and Amended Bylaws, which have been publicly filed with the SEC. See “Where You Can Find More Information.”

Authorized Capital

The Amended Articles authorize GEO to issue up to 217,500,000 shares of capital stock, consisting of 187,500,000 shares of common stock, par value $0.01 per share, and 30,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock

As of September 30, 2023, 126,071,188 shares of common stock were issued and outstanding.

Voting Rights. With respect to all matters upon which shareholders are entitled to vote, the holders of common stock are entitled to one vote in person or by proxy for each share of common stock outstanding in the name of such shareholders on the record of shareholders. Generally, all matters to be voted on by shareholders must be approved by a majority (or by a plurality in the case of election of directors where the number of candidates nominated for election exceeds the number of directors to be elected) of the votes entitled to be cast by all shares of common stock present in person or by proxy.

Dividends. Subject to applicable law and rights, if any, of the holders of any outstanding series of preferred stock or any class or series of stock having a preference over common stock with respect to the payment of dividends, dividends may be declared and paid on the common stock from time to time and in amounts as the board of directors may determine. We commenced declaring regular quarterly distributions beginning the first quarter of 2013. On December 2, 2021, GEO’s board of directors unanimously approved a plan to terminate our REIT status and become a taxable C Corporation, effective for the year ended December 31, 2021. In connection with terminating GEO’s REIT status, the board of directors also voted unanimously to discontinue our quarterly dividend payments. The amount, timing and frequency of any future dividends will be at the sole discretion of the board of directors based upon various factors.

Liquidation Rights. Upon the liquidation, dissolution or winding up of GEO, whether voluntary or involuntary, the holders of common stock will be entitled to share ratably in all assets available for distribution after payment in full to creditors and payment in full to holders of preferred stock then outstanding of any amount required to be paid to them. Neither the merger, consolidation or business combination of GEO with or into any other entity in which our shareholders receive capital stock and/or other securities (including debt securities) of the surviving entity (or the direct or indirect parent entity thereof), nor the sale, lease or transfer by us of any part of our business and assets, nor the reduction of our capital stock, will be deemed to be a voluntary or involuntary liquidation, dissolution or winding up.

Other Provisions. The holders of common stock have no preemptive, subscription or redemption rights and are not entitled to the benefit of any sinking fund.

GEO is not permitted to subdivide, combine, or pay or declare any stock dividend on, the outstanding shares of common stock unless all outstanding shares of common stock are subdivided or combined, or the holders of common stock receive a proportionate dividend.

Preferred Stock

Pursuant to the Amended Articles, the board of directors is empowered, without any approval of our shareholders, to issue shares of preferred stock in one or more series, to establish the number of shares in each series, and to fix the relative rights, preferences, powers, qualifications, limitations and restrictions of each such series. The specific matters that may be determined by the board of directors include:

•

whether the shares of the series are redeemable, and if so, the prices at which, and the terms and conditions on which, the shares may be redeemed, including the date or dates upon or after which the shares shall be redeemable and the amount per share payable in case of redemption;

•

whether shares of the series will be entitled to receive distributions and, if so, the distribution rate on the shares, any restriction, limitation or condition upon the payment of the distributions, whether distributions will be cumulative, and the dates on which distributions are payable;

•	any preferential amount payable upon shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding up of GEO;

•

whether the shares of the series are convertible, or exchangeable for, shares of any other class or classes of stock or of any other series of stock, or any other securities of GEO, and if so, the terms and conditions of such conversion or exchange, including price or rates of conversion at which, and the terms and conditions on which, the shares of the series may be converted or exchanged into other securities;

•	terms and conditions of retirement or sinking fund provisions, if any, for the purchase or redemption of shares of the series;

•	the distinctive designation of each series and the number of shares that will constitute the series;

•	the voting power, if any, of shares of the series; and

•	any other relative rights, preferences or limitations.

Currently, there are no shares of preferred stock issued and outstanding.

Because the board of directors will have the power to establish the preferences and rights of each series of preferred stock, it may afford the shareholders of any series of preferred stock preferences, powers and rights senior to the rights of holders of shares of common stock which could have the effect of delaying, deferring or preventing a change in control of GEO.

Proxy Access

Our Amended Bylaws permit a shareholder, or a group of up to twenty (20) shareholders, owning three percent (3%) or more of the Company’s outstanding common stock continuously for at least three (3) years, to nominate twenty percent (20%) of the number of directors then in office (rounding down to the nearest whole number) provided that the shareholder or group and each nominee satisfy the eligibility, procedural and disclosure requirements for proxy access as specified in the Amended Bylaws, including that the Company receive notice of such nominations between 90 and 120 days prior to the anniversary date of the previous year’s annual meeting of shareholders. The notice must contain certain information specified in the Amended Bylaws.

Listing

Our common stock is listed on the NYSE under the trading symbol “GEO.”

Transfer Agent and Registrar

The transfer agent and registrar for GEO’s common stock is Computershare Trust Company, N.A., whose principal executive office is located at 250 Royall Street, Canton, MA 02021.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities under one or more indentures or supplemental indentures between us and the trustee identified in the applicable prospectus supplement. Any indenture or supplemental indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended, as provided in such indenture or supplemental indenture. The statements made in this prospectus relating to the debt securities to be issued under the indenture(s) or supplemental indenture(s) are summaries of certain anticipated provisions of the indenture(s) or supplemental indenture(s) and are not complete. We will file a copy of the supplemental indenture(s) with the SEC at or before the time of the offering of the applicable series of debt securities. You should refer to those indenture(s) or supplemental indenture(s) for the complete terms of the debt securities.

As of June 30, 2023, we have outstanding $110.9 million of 6.00% Senior Notes due 2026, $23.3 million of 5.875% Senior Notes due 2024, $230.0 million of 6.50% Exchangeable Senior Notes due 2026, $286.5 million of 10.500% Public Second Lien Notes due 2028, and $239.1 million of 9.500% Private Second Lien Notes due 2028.

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplements. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.

We may offer debt securities in the form of either senior debt securities or subordinated debt securities. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the “debt securities.” Unless otherwise specified in a supplement to this prospectus, any senior debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Any subordinated debt securities generally will be entitled to payment only after payment of our senior debt. See “—Subordination” below.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors, or a committee thereof, and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement.

We can issue an unlimited amount of debt securities under an indenture that may be in one or more series with the same or various maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement, including any pricing supplement, relating to any series of debt securities being offered, the following terms of the debt securities:

•	the title;

•	the aggregate principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•

whether or not we will issue the series of debt securities in global form and, if so, who the depositary will be and the terms and conditions, if any, upon which interests in the global security may be exchanged, in whole or in part, for the individual debt securities represented by the global security;

•	the maturity date;

•	the principal amount due at maturity, and whether the debt securities will be issued with any original issue discount;

•

whether and the extent the debt securities will be guaranteed by the guarantors, the ranking of any such guarantee, the terms of such subordination, if applicable, of any such guarantee and the form of any such guarantee;

•

whether we will pay additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities instead of making this payment;

•

the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•

if convertible, the number of debt securities or shares of any class, classes or series into which the debt securities will be convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be mandatory, at our option or at the option of the holders of the debt securities, the events requiring an adjustment of the conversion price, provisions affecting conversion in the event of redemption of the debt securities, restrictions on conversion and any other terms governing such conversion;

•	restrictions on transfer, sale, assignment or conversion, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•

the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

•	any sinking fund requirements, if any;

•	whether the indenture will restrict our ability and/or the ability of our subsidiaries to:

•	incur additional indebtedness;

•	issue additional securities;

•	create liens;

•	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•	make investments or other restricted payments;

•	sell or otherwise dispose of assets;

•	enter into sale-leaseback transactions;

•	engage in transactions with affiliates; or

•	effect a consolidation or merger;

•	whether the indenture will require us to maintain any leverage, fixed charge or other financial ratios;

•	the events of default of such debt securities;

•	a discussion of any material U.S. federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	the procedures for any auction and remarketing, if any;

•	the denominations in which we will issue the series of debt securities, if other than in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000;

•	if other than dollars, the currency in which the series of debt securities will be denominated;

•	the provision of annual and/or quarterly financial information to the holders of the debt securities;

•	the remedies for holders of the debt securities;

•	the right to make any changes to the indenture(s) or the terms of the debt securities by the Company and what approval, if any, will be required from the holders of the debt securities;

•	the provisions for voting on any changes to the indenture(s) or the terms of the debt securities; and

•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms which may be required by us or be advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on any material U.S. federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

DESCRIPTION OF GUARANTEES

To the extent provided in the applicable supplement to this prospectus, the debt securities offered and sold pursuant to this prospectus may be guaranteed by one or more guarantors. Each guarantee will be issued under a supplement to the applicable indenture. The prospectus supplement relating to a particular issue of guarantees will describe the terms of those guarantees, including the following, to the extent applicable:

•	the series of debt securities to which the guarantees apply;

•	whether the guarantees are secured or unsecured;

•	whether the guarantees are senior or subordinated;

•	the terms under which the guarantees may be amended, modified, waived, released or otherwise terminated, if different from the provisions applicable to the guaranteed debt securities; and

•	any additional terms of the guarantees.

DESCRIPTION OF WARRANTS

This section describes the general terms of the warrants that we may offer and sell by this prospectus and any applicable prospectus supplement. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each warrant. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

General

We may issue warrants to purchase common stock, preferred stock, debt securities or units. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement and warrant will be filed with the SEC in connection with the offering of the warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which warrants will be issued;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	if applicable, the designation and terms of the other securities, if any, with which the warrants are issued, and the number of warrants issued with each other security;

•	the date, if any, on and after which the warrants and the related securities will be separately transferable;

•	if applicable, the minimum or maximum number of warrants that may be exercised at any one time;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	the price at which each security purchasable upon exercise of warrants may be purchased;

•	any provisions for changes to or adjustments in the exercise price;

•	a discussion of any material U.S. federal income tax considerations applicable to the warrants;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants;

•	information with respect to book-entry procedures, if any; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF UNITS

We may issue units consisting of one or more of shares of our common stock, preferred stock, debt securities or warrants or any combination of such securities.

The prospectus supplement relating to a particular issue of units will describe the terms of such units, including the following:

•

the terms of the units and of any of our common stock, preferred stock, debt securities or warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	if applicable, a discussion of any material U.S. federal income tax considerations.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus and applicable prospectus supplements from time to time in one or more transactions:

•	directly to one or more purchasers;

•	to or through underwriters;

•	in “at-the-market offerings” within the meaning of Rule 415(a)(4) of the Securities Act;

•	through agents;

•	through dealers; or

•	through a combination of any of the foregoing methods of sale.

Each time we sell securities, we will provide a prospectus supplement that will name the issuer of the securities and any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including:

•	the purchase price of the securities and the proceeds we will receive from the sale of the securities;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

•	any commissions allowed or paid to agents;

•	any securities exchanges on which the securities may be listed;

•	the method of distribution of the securities;

•	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

•	any other information we think is important.

The offer and sale of the securities described in this prospectus and any applicable prospectus supplement by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices; or

•	negotiated prices.

Our common stock is listed on the New York Stock Exchange under the symbol “GEO.”

Direct Sales

We may sell the securities directly to one or more purchasers. In this case, no underwriters, dealers or agents would be involved. A prospectus supplement will describe the terms of any sale of securities we are offering hereunder.

Through Underwriters

If we use underwriters in the sale of securities, such underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. If we utilize an underwriter or underwriters in the sale of securities, we will execute an underwriting agreement with the underwriter or underwriters at the time we reach an agreement for sale. We will set forth in the prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters. This compensation may be in the form of discounts, concessions or commissions.

Unless otherwise provided in a prospectus supplement, the obligations of any underwriters to purchase securities or any series of securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if any are purchased.

Through Agents and Dealers

We will name any agent involved in a sale of securities, as well as any commissions payable by us to such agent, in a prospectus supplement. Unless we indicate differently in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If we utilize a dealer in the sale of the securities being offered pursuant to this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The prospectus supplement will set forth the name of the dealer and the terms of the transactions.

Delayed Delivery Contracts

If we so specify in the applicable prospectus supplement, we will authorize underwriters, dealers and agents to solicit offers by certain institutions to purchase securities pursuant to contracts providing for payment and delivery on future dates. Such contracts will be subject to only those conditions set forth in the applicable prospectus supplement.

The underwriters, dealers and agents will not be responsible for the validity or performance of the contracts. We will set forth in the prospectus supplement relating to the contracts the price to be paid for the securities, the commissions payable for solicitation of the contracts and the date in the future for delivery of the securities.

General Information

If any underwriters are involved in the offer and sale, they will be permitted to engage in transactions that maintain or otherwise affect the price of the securities. These transactions may include over-allotment transactions, purchases to cover short positions created by the underwriter in connection with the offering and the imposition of penalty bids. If an underwriter creates a short position in the securities in connection with the offering, i.e., if it sells more securities than set forth on the cover page of the applicable prospectus supplement, the underwriter may reduce that short position by purchasing the securities in the open market. In general, purchases of a security to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. As noted above, underwriters may also choose to impose penalty bids on other underwriters and/or selling group members. This means that if underwriters purchase securities on the open market to reduce their short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from those underwriters and/or selling group members who sold such securities as part of the offering. These activities will be described in more detail in the sections titled “Plan of Distribution” or “Underwriting” in the applicable prospectus supplement.

Neither we nor any underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities. In addition, neither we nor any underwriter make any representation that such underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Underwriters, dealers and agents participating in a sale of the securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

Underwriters, agents and dealers may engage in transactions with or perform services, including various investment banking and other services, for us or our affiliates in the ordinary course of business.

Unless we indicate differently in a prospectus supplement, we will not list the securities on any securities exchange, other than shares of our common stock. The securities, except for our common stock, will be a new issue of securities with no established trading market. Any underwriters that purchase securities for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the securities.

LEGAL MATTERS

Certain matters with respect to the validity of the offered securities will be passed upon by Akerman LLP, Miami, Florida. Certain legal matters in connection with Alaska law will be passed upon for us by Dorsey & Whitney LLP, Anchorage, Alaska. Certain legal matters in connection with Massachusetts law will be passed upon for us by Foley Hoag LLP, Boston, Massachusetts. Certain legal matters in connection with New Jersey law will be passed upon for us by Greenbaum, Rowe, Smith & Davis LLP, Woodbridge, New Jersey. Certain legal matters in connection with Pennsylvania law will be passed upon for us by Eckert Seamans Cherin & Mellott, LLC, Philadelphia, Pennsylvania. Certain legal matters in connection with Wyoming law will be passed upon for us by Holland & Hart LLP, Cheyenne, Wyoming. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

EXPERTS

The audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can find our SEC filings at the SEC’s website at www.sec.gov.

Our website is www.geogroup.com. We make available free of charge through our website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information contained on, connected to or that can be accessed via our website is not incorporated by reference into or otherwise part of this prospectus.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act that registers with the SEC the securities described herein. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities being offered. This prospectus, which forms part of the registration statement, omits certain of the information contained in the registration statement in accordance with the rules and regulations of the SEC. Reference is hereby made to the registration statement and related exhibits for further information with respect to us and the securities offered hereby. Statements contained in this prospectus concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

The SEC allows us to provide information about our business and other important information to you by “incorporating by reference” the information we file with the SEC, which means that we can disclose the information to you by referring in this prospectus to the documents we file with the SEC. Under the SEC’s regulations, any statement contained in a document incorporated by reference in this prospectus is automatically updated and superseded by any information contained in this prospectus, or in any subsequently filed document of the types described below.

We incorporate into this prospectus by reference the following documents filed by us with the SEC, each of which should be considered an important part of this prospectus:

•

Our annual report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February  27, 2023 (including the portions of the Company’s proxy statement on Schedule 14A for the Company’s 2023 Annual Meeting of Shareholders filed with the SEC on March 17, 2023 that are incorporated by reference therein);

•	Our quarterly reports on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 3, 2023 and the quarter ended June 30, 2023, filed with the SEC on August 9, 2023;

•	Our current reports on Form 8-K, filed with the SEC on January 6, 2023, February 6, 2023, February 15, 2023, and May 4, 2023;

•

the description of our common stock contained in the “Description of Capital Stock” attached as Exhibit 4.1 to the Current Report on Form 8-K12B filed with the SEC on June 30, 2014, as amended by the “Description of Registrant’s Securities” attached as Exhibit  4.14 to the Annual Report on Form 10-K filed with the SEC on February 27, 2023 and any subsequent amendments and reports filed to update that description; and

•

all subsequent documents filed by us after the date of this prospectus and prior to the termination of this offering under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, other than any information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, or as otherwise permitted by the SEC’s rules and regulations.

Any statement contained in a document deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus and registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus and registration statement. While any securities described herein remain outstanding, we will make available at no cost, upon written or oral request, to any beneficial owner and any prospective purchaser of securities described herein, any of the documents incorporated by reference in this prospectus and registration statement by writing to us at the following address or telephoning us at (866) 301-4436 or (561) 893-0101.

The GEO Group, Inc.

4955 Technology Way

Boca Raton, Florida 33431

Attention: Investor Relations

Exhibits to an incorporated document will not be provided unless the exhibit is specifically incorporated by reference into this prospectus.

$300,000,000

Common Stock

PROSPECTUS SUPPLEMENT

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